UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2004, PalmSource, Inc. announced that it entered into an agreement for the acquisition of China MobileSoft Ltd. (CMS), a Chinese mobile phone software company with business operations headquartered, with its wholly-owned subsidiary, MobileSoft Technology (Nanjing) Ltd. (MTN), in China. Pursuant to the agreement, PalmSource has agreed to issue approximately 1,570,000 shares of PalmSource common stock in exchange for the outstanding shares and rights to acquire shares in CMS. Twenty percent of the consideration is required to be held in escrow to secure certain indemnity obligations of CMS shareholders. A portion of the shares to be issued in the transaction to certain key executive of CMS will be subject to return to PalmSource if these executive leave PalmSource or any of its subsidiaries, including MTN, as may be applicable, and in one case, do not meet other employment related metrics. The transaction is subject to certain conditions, including CMS shareholder approval. The transaction is anticipated to close before the end of PalmSource’s third fiscal quarter ending February 28, 2005. The agreement is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Agreement and Plan of Amalgamation dated December 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: December 13, 2004	By:	/s/ Ira Cook
Ira Cook
Vice President of Finance and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Agreement and Plan of Amalgamation dated December 8, 2004.